SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
January 19, 2006
Date of Report (Date of Earliest Event Reported)
IEA Income Fund XI, L.P.
(Exact name of registrant as specified in its charter)
California
(State or Other Jurisdiction of Incorporation)

0-19770	94-3122430

(Commission File Number)	(IRS Employer Identification No.)
One Front Street, Suite 925, San Francisco, California 94111
(Address of principal executive offices) (Zip Code)
(415) 677-8990
(Fund’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
     The Registrant, IEA Income Fund XI, L.P., a California limited partnership (the “Fund”), was organized on July 30, 1990 to engage in the business of leasing marine dry cargo and refrigerated cargo containers to third-party lessees. The Fund is managed by Cronos Capital Corp., a California corporation (“CCC”), its general partner.
     One of the principal investment objectives of the Fund was to lease its containers for ten to fifteen years, and then to dispose of them and liquidate. The Fund has been in operation for over fifteen years. Through occasional sales, retirements and casualty losses, the Fund had sold or disposed of approximately 81% of its container fleet (measured on a TEU-basis) as of December 31, 2005. With the reduction in the size of the Fund’s container fleet, the administrative expenses incurred by the Fund, as a percent of its gross revenues, have increased. For this reason, CCC, as the general partner, concluded that it would be in the best interest of the Fund and its limited partners to sell its remaining containers in bulk.
     CCC distributed a request for proposal (“RFP”) on November 30, 2005 to third parties seeking their interest in purchasing the Fund’s remaining on-hire containers (those containers on lease to third-party lessees). As of September 30, 2005 (the date of the data in the RFP), the Fund owned 1,579 twenty-foot, 582 forty-foot and 21 forty-foot high-cube marine dry cargo containers as well as 19 twenty-foot and 1 forty-foot refrigerated cargo containers. The RFP solicited bids for the Fund’s containers on-hire and subject to master and term leases (referred to as “Operating Lease Containers”) as of the aforementioned date, consisting of 740 twenty-foot, 415 forty-foot and 19 forty-foot high-cube marine dry cargo Operating Lease Containers and 14 twenty-foot and 1 forty-foot refrigerated cargo Operating Lease Containers.
     The RFP included extensive information on the operating performance of the Fund’s containers, information about the leases to which the containers are subject, information on the prior sales of the Fund’s containers, and copies of the Fund’s third quarter 2005 10-Q.
     No conditions were imposed by CCC on prospective bidders with respect to the contents of their bids, with the exception of the following: bids had to be received by CCC by December 16, 2005, and the bidders had to identify the source of capital the bidder would rely upon to fund the purchase, the number of days required for due diligence (not to exceed 21), the number of days following the completion of due diligence (not to exceed 21) that the bidder would consider reasonable for closing, the amount of deposit the bidder would agree to make (not to be less than $10,000), any conditions, other than the completion of due diligence, which apply to the bid, and the identity of bidder’s counsel.
     CCC indicated in the RFP that the target for consummating a sale of the Fund’s remaining on-hire containers was February 1, 2006. CCC retained the discretion to vary the bidding procedures and to conduct the process leading up to any sale of the Fund’s containers as it determined, in its sole discretion as general partner of the Fund, to be appropriate.

CCC distributed the RFP to fifteen parties, including competitors of CCC in the container leasing business. Four parties submitted proposals to purchase the Fund’s Operating Lease Containers. The high bidder for the Fund’s Operating Lease Containers was Access Shipping Limited Partnership, a Connecticut limited partnership (“Access”). Access and affiliates of Access have purchased containers from prior limited partnerships managed by CCC, which containers are managed by CCC as leasing agent.
     After adjustment for container disposals and containers off-hired since from September 30, 2005 (the date on which information was based in the RFP), Access’ final bid for the Fund’s Operating Lease Containers was $1,040,579. The net book value of the Fund’s Operating Lease Containers at January 19, 2006 was $694,507.
     On January 19, 2006, the Fund completed the sale of its remaining Operating Lease Containers to Access, in the bid amount stated above. The purchase agreement is included with this report as an exhibit. The agreement contains an indemnification covenant. To allow the Fund to liquidate and dissolve, the Fund’s indemnification covenant did not survive the closing of the sale, January 19, 2006. The only recourse for indemnification the buyer has under the purchase agreement is against CCC, until two years from the closing date, or until January 19, 2008.
     Access is not in the business of managing marine cargo containers. Access requested that CCC manage the on-hire containers purchased by it from the Fund. At the closing of the sale of the Fund’s containers to Access on January 19, 2006, CCC entered into an equipment lease with Access pursuant to which CCC shall manage the on-hire containers purchased by Access. The terms of the equipment lease were negotiated at arm’s length between Access and CCC. The lease was not imposed by CCC as a condition to the bid made by Access (or by any other party) for the Fund’s on-hire containers. CCC believes the terms of the equipment lease are customary in the container leasing industry.
     With the completion of the sale of its on-hire containers, the Fund has now resolved to wind up and dissolve. CCC will proceed with the orderly liquidation of the remaining assets of the Fund, including its containers subject to sales-type leases and off-hire containers, the payment or discharge of its remaining liabilities, and the distribution of the net proceeds of the Fund’s liquidation to the partners of the Fund. CCC anticipates that the Fund will make two liquidating distributions to the limited partners of the Fund, the first, representing the net proceeds from the sale of its on-hire containers to Access, in the amount of approximately $0.52 per Unit, to be paid on or before February 28, 2006 to limited partners of record on February 1, 2006. The second and final liquidating distribution, representing the net proceeds generated from the sale of the Fund’s remaining assets, after the payment or discharge of its remaining liabilities, is expected to be made on or before May 31, 2006. CCC is unable to estimate the amount of the final liquidating distribution. CCC anticipates that the Fund will complete its liquidation by mid-year 2006 and de-register the Fund’s outstanding Units under the Securities Exchange Act of 1934, as amended (“Exchange Act”), thereby terminating the Fund’s obligation to file periodic reports under the Exchange Act with the Securities and Exchange Commission.

Item 2.01     Completion of Acquisition or Disposition of Assets.
     See the discussion of the sale of the Fund’s remaining on-hire containers under Item 1.01 above.
Item 9.01     Financial Statements and Exhibits
     (c)     Exhibits

Exhibit 10.1	Container Purchase Agreement, dated as of January 19, 2006, by and among Cronos Capital Corp., IEA Income Fund XI, L.P., Access Shipping Corporation, Access Shipping II Corporation, and Access Shipping Limited Partnership.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEA INCOME FUND XI, L.P., By Cronos Capital Corp., The General Partner
	By:	/s/ Elinor A. Wexler
Elinor A. Wexler,
Date: January 20, 2006		Vice President-Administration and Secretary

EXHIBIT INDEX

Exhibit 10.1	Container Purchase Agreement, dated as of January 19, 2006, by and among Cronos Capital Corp., IEA Income Fund XI, L.P., Access Shipping Corporation, Access Shipping II Corporation, and Access Shipping Limited Partnership.